SUB-ITEM 77D

Effective February 1, 2010, MFS Sector Rotational Fund (the "Fund"), a series of MFS Series Trust XII, changed the Fund's "Principal Investment Strategies" as described in the supplement dated February 1, 2010, to the Fund's then current prospectus, as filed with the Securities and Exchange Commission via EDGAR on February 1, 2010, under Rule 497 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.